Exhibit 11 under Form N-1A
                                               Exhibit 8 under Item 601/Reg. S-K





               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information of BT PreservationPlus Fund and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A) (No. 33-45973) of BT Pyramid Mutual Funds of our report dated October 30, 1998, included in the 1998 Annual Report to shareholders of BT PreservationPlus Fund.



/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 19, 1998